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As filed with the Securities and Exchange Commission on August 25, 2003

Registration No. 333-107095

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DIGITALNET, INC.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	52-2339234 (I.R.S. Employer Identification Number)

2525 Network Place
Herndon, VA 20171
(703) 563-7500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ken S. Bajaj
Chairman, President and Chief Executive Officer
DigitalNet Holdings, Inc.
2525 Network Place
Herndon, VA 20171
(703) 563-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Richard A. Steinwurtzel, Esq. Lawrence R. Bard, Esq. Fried, Frank, Harris, Shriver & Jacobson 1001 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2505 (202) 639-7000

Approximate date of commencement of proposed sale to public:
As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9% Senior Notes due 2010	$125,000,000	100%	$125,000,000	$10,112.50(2)(3)
Guarantees of 9% Senior Notes due 2010(4)	—	—	—	$0

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).

(2)
Calculated on the basis of the maximum aggregate offering price in accordance with Rule 457(o).

(3)
Previously paid.

(4)
No separate consideration will be received for the issuance of the guarantees, and therefore, pursuant to Rule 457(n), there is no separate registration fee for the guarantees.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

*
Information regarding additional registrants is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

DigitalNet Holdings, Inc.	Delaware	7373	52-2339233
DigitalNet Government Solutions, LLC	Delaware	7373	41-1571110

*
The address and telephone number of the principal executive offices of each of the additional registrants are the same as those of DigitalNet, Inc.

 EXPLANATORY NOTE

        The purpose of this Amendment No. 2 to the Form S-4 Registration Statement is to add an exhibit. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus, Financial Statements and valuation and qualifying accounts are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification of Directors and Officers of DigitalNet, Inc.

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the issuer's Certificate of Incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

        The above discussion of Section 145 and of the issuer's Certificate of Incorporation and Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Certificate of Incorporation and the Bylaws.

        DigitalNet Holdings, Inc. maintains primary and excess insurance policies insuring its directors and officers and those of its subsidiaries, including the issuer, against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the issuer, may also pay amounts for which the issuer has granted indemnification to the directors or officers.

Indemnification of Directors and Officers of DigitalNet Holdings, Inc.

        DigitalNet Holdings, Inc. is organized under the laws of the state of Delaware. The indemnification provisions described in "Indemnification of Directors and Officers of DigitalNet, Inc." above also relate to the directors and officers of the parent company.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the parent company's Certificate of Incorporation, as amended and restated, eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

        The above discussion of Section 145 and of the parent company's Certificate of Incorporation and Bylaws, both as amended and restated, is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Certificate of Incorporation and the Bylaws, both as amended and restated.

        DigitalNet Holdings, Inc. maintains primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the parent company, may also pay amounts for which the parent company has granted indemnification to the directors or officers.

Indemnification of Directors and Officers of DigitalNet Government Solutions, LLC

        DigitalNet Government Solutions, LLC is a limited liability company organized under the laws of the state of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act ("Delaware LLC Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Section 4.13 of the subsidiary guarantor's Operating Agreement provides that DGS shall, to the fullest extent permitted by Section 18-108 of the Delaware LLC Act and consistent with the terms and requirements of the Proxy Agreement, indemnify each manager and officer of DGS who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a manager or officer of DGS, or is or was serving, or has agreed to serve, at the request of DGS, as a manager, officer or trustee of, or in a similar capacity with, another company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

        Section 3.5 of the subsidiary guarantor's Operating Agreement provides that no member shall have any personal obligation for any obligations, losses, debts, claims, expenses or encumbrances (collectively, "liabilities") of or against DGS or its assets, whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities are expressly assumed in writing by such member. DGS shall defend, indemnify and hold harmless each member from and against any loss, liability, damage, cost or expense, including reasonable attorney's fees (collectively, "loss") incurred by reason of any demands, claims, suits, actions, or proceedings solely arising out of each member's activities in its capacity as a member (including, where appropriate, acting as the managers); except to the extent such loss arises from an activity where the member is finally determined by a court of competent jurisdiction to have acted in bad faith and in a manner that was fraudulent or grossly negligent. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by DGS in advance of the final disposition of such action, suit or proceeding, and no less often than monthly, upon receipt of an undertaking by and on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that such member is not entitled to be indemnified by DGS.

        The above discussion of Section 18-108 and of the subsidiary guarantor's Certificate of Formation and Operating Agreement, both as amended and restated, is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Certificate of Formation and the Operating Agreement, both as amended and restated.

        DigitalNet Holdings, Inc. maintains primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as managers and officers. Under such policies, the insurer, on behalf of the subsidiary guarantor, may also pay amounts for which the subsidiary guarantor has granted indemnification to the managers or officers.

Item 21. Exhibits and Financial Statement Schedules.

        (a) The following documents are filed as exhibits to this registration statement:

Exhibit	Description
**3.1	Certificate of Incorporation of DigitalNet Holdings, Inc., as amended and restated
**3.2	Bylaws of DigitalNet Holdings, Inc., as amended and restated
**3.3	Certificate of Incorporation of DigitalNet, Inc.
**3.4	Bylaws of DigitalNet, Inc.
**3.5	Certificate of Formation of DigitalNet Government Solutions, LLC, as amended and restated
**3.6	Limited Liability Company Agreement of DigitalNet Government Solutions, LLC
**4.1	Form of Exchange Notes
**4.2
Amended and Restated Stockholders Agreement, made as of November 26, 2002, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., the Pearlstein Family, LLC, the Ian Z. Pearlstein 2001 Trust, the Ivanna V. Pearlstein 2001 Trust, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust, the Bajaj Family Limited Partnership, Ken S. Bajaj, Jack Pearlstein, GetronicsWang Co. LLC, and Banc of America Mezzanine Capital LLC as amended on March 28, 2003, and Stockholders Agreement Joinder, dated March 26, 2003, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., and each of the other stockholders of DigitalNet Holdings, Inc. whose names appear on the Schedule of Stockholders or on the signature pages or joinders to the Stockholders Agreement, as such agreement may be amended from time to time
**4.3
Amended and Restated Registration Agreement, made as of November 26, 2002, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., the Pearlstein Family, LLC, the Ian Z. Pearlstein 2001 Trust, the Ivanna V. Pearlstein 2001 Trust, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust and the Bajaj Family Limited Partnership, Ken S. Bajaj, Jack Pearlstein, GetronicsWang Co. LLC, and Banc of America Mezzanine Capital LLC, and Registration Agreement Joinder, dated March 26, 2003, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., and each of the other stockholders of DigitalNet Holdings, Inc. whose names appear on the Schedule of Holders or on the signature pages or joinders to the Registration Agreement, as such agreement may be amended from time to time
**4.4
Registration Rights Agreement, made as of July 3, 2003, by and among DigitalNet, Inc., DigitalNet Holdings, Inc., DigitalNet Government Solutions, LLC and Banc of America Securities LLC, Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
**4.5	Indenture, dated as of July 3, 2003, among DigitalNet, Inc., DigitalNet Holdings, Inc., DigitalNet Government Solutions, LLC and Wells Fargo Bank Minnesota, National Association, as trustee
**4.6	Form of 9% Senior Notes Due 2010 (Rule 144A)
**4.7	Form of 9% Senior Notes Due 2010 (Regulation S)
5.1	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson
**10.1
Purchase Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., the J. Sunny Bajaj Trust, the Rueben Bajaj Trust and the Bajaj Family Limited Partnership and the Pearlstein Family, LLC as supplemented on April 25, 2002, October 8, 2002, November 26, 2002, and March 28, 2003

**10.2
Senior Management Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, Inc., DigitalNet, Inc., and Ken S. Bajaj as supplemented on April 25, 2002, October 8, 2002, November 26, 2002, January 24, 2003, and March 28, 2003
**10.3	Revolving Promissory Note, dated September 7, 2001, in the principal amount of $183,596 made by Ken S. Bajaj payable to DigitalNet Holdings, Inc.
**10.4	Executive Stock Pledge Agreement, made as of September 7, 2001, by and between Ken S. Bajaj and DigitalNet Holdings, Inc.
**10.5	Carry Promissory Note, dated September 7, 2001, in the principal amount of $170,347 made by Ken S. Bajaj payable to DigitalNet Holdings, Inc.
**10.6	Free Transferability Agreement, dated as of September 25, 2002, by and between DigitalNet Holdings, Inc., and Ken S. Bajaj
**10.7
Senior Management Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, Inc., DigitalNet., Inc., and Jack Pearlstein as supplemented on April 25, 2002, October 8, 2002, November 26, 2002, January 24, 2003, and March 28, 2003
**10.8	Revolving Promissory Note, dated September 7, 2001, in the principal amount of $45,899 made by Jack Pearlstein payable to DigitalNet Holdings, Inc.
**10.9	Executive Stock Pledge Agreement, made as of September 7, 2001, by and between Jack Pearlstein and DigitalNet Holdings, Inc.
**10.10	Carry Promissory Note, dated September 7, 2001, in the principal amount of $42,587 made by Jack Pearlstein payable to DigitalNet Holdings, Inc.
**10.11	Free Transferability Agreement, dated as of September 25, 2002, by and between DigitalNet Holdings, Inc., and Jack Pearlstein
**10.12
Amended and Restated Senior Management Agreement, made as of January 23, 2003, among DigitalNet Holdings, Inc., DigitalNet, Inc., DigitalNet Government Solutions, LLC, and Steven Hanau as supplemented on March 28, 2003
**10.13	Promissory Note, dated January 10, 2002, in the principal amount of $34,650 made by Steven Hanau payable to DigitalNet Holdings, Inc.
**10.14	Executive Stock Pledge Agreement, made as of January 10, 2002, between Steven Hanau and DigitalNet Holdings, Inc.
**10.15	Stock Purchase Agreement, made as of January 10, 2002, between DigitalNet Holdings, Inc., Jack Pearlstein and Ken S. Bajaj
**10.16	Stock Purchase Agreement, made as of February 15, 2002, between DigitalNet Holdings, Inc., Jack Pearlstein and Ken S. Bajaj
**10.17	Stock Purchase Agreement, made as of September 20, 2002, between DigitalNet Holdings, Inc., Jack Pearlstein and Ken S. Bajaj
**10.18	Purchase Agreement, dated September 27, 2002, by and among GetronicsWang Co. LLC, Getronics Government Solutions, L.L.C., DigitalNet Holdings, Inc. and DigitalNet Inc.
**10.19	Escrow Agreement, dated as of November 26, 2002, by and among GetronicsWang Co. LLC, DigitalNet, Inc., and State Street Bank and Trust Co.
**10.20	Master Agreement for Transitional Services, dated November 26, 2002, by and between GetronicsWang Co. LLC and Getronics Government Solutions, L.L.C.

**10.21
Amended and Restated Credit Agreement, dated as of July 3, 2003 , among DigitalNet, Inc., DigitalNet Holdings, Inc., Bank of America, N.A., Madison Capital Funding LLC and the other lenders party thereto
**10.22	DigitalNet Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan
**10.23	Form of Getronics Government Solutions, L.L.C. Special Severance Plan
**10.24	Getronics Government Solutions, L.L.C. 2002 Short Term Incentive Program Plan Document for Executive and Staff Management, dated January 1, 2002
**10.25	Agreement of Lease made September 30, 1991 between The KMS Group, Inc. and J.G. Van Dyke & Associates, Inc. (as amended)
**10.26	Office Space Lease dated as of July 7, 2000 between JACO Horse Pen II LLC and Wang Government Services, Inc. (as amended)
**10.27	Lease dated as of July 1, 1996 between RJR Ventures Limited Partnership and Wang Laboratories, Inc. (as amended)
**10.28	Letter Agreement by and between DigitalNet Holdings, Inc. and GetronicsWang Co. LLC, dated February 28, 2003
**10.29	Professional Services Agreement, dated as of September 2001, between GTCR Golder Rauner, L.L.C. and DigitalNet, Inc.
**10.30
Purchase Agreement, dated as of June 27, 2003, by and among DigitalNet, Inc., DigitalNet Holdings, Inc., DigitalNet Government Solutions, LLC and Banc of America Securities LLC, Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
**12.1	Statement regarding calculation of ratio of earnings to fixed charges
**21.1	List of Subsidiaries of DigitalNet, Inc.
**23.1	Consent of Ernst & Young LLP
*23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1 above)
**23.3	Consent of Government Electronics and Information Technology Association
**23.4	Consent of INPUT
**24.1	Power of Attorney (included on signature page of this registration statement)
**25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank Minnesota, National Association to act as Trustee under the Indenture
**99.1	Form of Letter of Transmittal
**99.2	Form of Notice of Guaranteed Delivery
**99.3	Form of Exchange Agent Agreement
**99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
**99.5	Form of Letter to Clients.

*
To be filed by amendment.

**
Previously filed.

Item 22. Undertakings.

        The following undertakings are made by each of the undersigned registrants:

  (a)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, Commonwealth of Virginia, on August 25, 2003.

DIGITALNET HOLDINGS, INC.
By:	/s/ KEN S. BAJAJ Ken S. Bajaj Chairman, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ KEN S. BAJAJ Ken S. Bajaj	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	August 25, 2003
/s/ JACK PEARLSTEIN Jack Pearlstein	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 25, 2003
* Bruce V. Rauner	Director	August 25, 2003
* Philip A. Canfield	Director	August 25, 2003
* Craig A. Bondy	Director	August 25, 2003
* Richard N. Perle	Director	August 25, 2003
* Edward C. Meyer	Director	August 25, 2003
* Alan G. Merten	Director	August 25, 2003
* Stuart J. Yarbrough	Director	August 25, 2003
*By:	/s/ KEN S. BAJAJ Ken S. Bajaj Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, Commonwealth of Virginia, on August 25, 2003.

DIGITALNET, INC.
By:	/s/ KEN S. BAJAJ Ken S. Bajaj Chairman, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ KEN S. BAJAJ Ken S. Bajaj	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	August 25, 2003
/s/ JACK PEARLSTEIN Jack Pearlstein	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 25, 2003
* Bruce V. Rauner	Director	August 25, 2003
* Philip A. Canfield	Director	August 25, 2003
*By:	/s/ KEN S. BAJAJ Ken S. Bajaj Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, Commonwealth of Virginia, on August 25, 2003.

DIGITALNET GOVERNMENT SOLUTIONS, LLC
By:	/s/ KEN S. BAJAJ Ken S. Bajaj Chairman, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ KEN S. BAJAJ Ken S. Bajaj	Chairman, Chief Executive Officer and Manager (Principal Executive Officer)	August 25, 2003
/s/ JACK PEARLSTEIN Jack Pearlstein	Senior Vice President and Assistant Secretary (Principal Financial and Accounting Officer)	August 25, 2003
* Philip A. Canfield	Manager	August 25, 2003
* Craig A. Bondy	Manager	August 25, 2003
*By:	/s/ KEN S. BAJAJ Ken S. Bajaj Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
**3.1	Certificate of Incorporation of DigitalNet Holdings, Inc., as amended and restated
**3.2	Bylaws of DigitalNet Holdings, Inc., as amended and restated
**3.3	Certificate of Incorporation of DigitalNet, Inc.
**3.4	Bylaws of DigitalNet, Inc.
**3.5	Certificate of Formation of DigitalNet Government Solutions, LLC, as amended and restated
**3.6	Limited Liability Company Agreement of DigitalNet Government Solutions, LLC
**4.1	Form of Exchange Notes
**4.2
Amended and Restated Stockholders Agreement, made as of November 26, 2002, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., the Pearlstein Family, LLC, the Ian Z. Pearlstein 2001 Trust, the Ivanna V. Pearlstein 2001 Trust, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust, the Bajaj Family Limited Partnership, Ken S. Bajaj, Jack Pearlstein, GetronicsWang Co. LLC, and Banc of America Mezzanine Capital LLC as amended on March 28, 2003, and Stockholders Agreement Joinder, dated March 26, 2003, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., and each of the other stockholders of DigitalNet Holdings, Inc. whose names appear on the Schedule of Stockholders or on the signature pages or joinders to the Stockholders Agreement, as such agreement may be amended from time to time
**4.3
Amended and Restated Registration Agreement, made as of November 26, 2002, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., the Pearlstein Family, LLC, the Ian Z. Pearlstein 2001 Trust, the Ivanna V. Pearlstein 2001 Trust, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust and the Bajaj Family Limited Partnership, Ken S. Bajaj, Jack Pearlstein, GetronicsWang Co. LLC, and Banc of America Mezzanine Capital LLC, and Registration Agreement Joinder, dated March 26, 2003, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., and each of the other stockholders of DigitalNet Holdings, Inc. whose names appear on the Schedule of Holders or on the signature pages or joinders to the Registration Agreement, as such agreement may be amended from time to time
**4.4
Registration Rights Agreement, made as of July 3, 2003, by and among DigitalNet, Inc., DigitalNet Holdings, Inc., DigitalNet Government Solutions, LLC and Banc of America Securities LLC, Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
**4.5	Indenture, dated as of July 3, 2003, among DigitalNet, Inc., DigitalNet Holdings, Inc., DigitalNet Government Solutions, LLC and Wells Fargo Bank Minnesota, National Association, as trustee
**4.6	Form of 9% Senior Notes Due 2010 (Rule 144A)
**4.7	Form of 9% Senior Notes Due 2010 (Regulation S)
5.1	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson
**10.1
Purchase Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., the J. Sunny Bajaj Trust, the Rueben Bajaj Trust and the Bajaj Family Limited Partnership and the Pearlstein Family, LLC as supplemented on April 25, 2002, October 8, 2002, November 26, 2002, and March 28, 2003
**10.2
Senior Management Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, Inc., DigitalNet, Inc., and Ken S. Bajaj as supplemented on April 25, 2002, October 8, 2002, November 26, 2002, January 24, 2003, and March 28, 2003
**10.3	Revolving Promissory Note, dated September 7, 2001, in the principal amount of $183,596 made by Ken S. Bajaj payable to DigitalNet Holdings, Inc.
**10.4	Executive Stock Pledge Agreement, made as of September 7, 2001, by and between Ken S. Bajaj and DigitalNet Holdings, Inc.

**10.5	Carry Promissory Note, dated September 7, 2001, in the principal amount of $170,347 made by Ken S. Bajaj payable to DigitalNet Holdings, Inc.
**10.6	Free Transferability Agreement, dated as of September 25, 2002, by and between DigitalNet Holdings, Inc., and Ken S. Bajaj
**10.7
Senior Management Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, Inc., DigitalNet., Inc., and Jack Pearlstein as supplemented on April 25, 2002, October 8, 2002, November 26, 2002, January 24, 2003, and March 28, 2003
**10.8	Revolving Promissory Note, dated September 7, 2001, in the principal amount of $45,899 made by Jack Pearlstein payable to DigitalNet Holdings, Inc.
**10.9	Executive Stock Pledge Agreement, made as of September 7, 2001, by and between Jack Pearlstein and DigitalNet Holdings, Inc.
**10.10	Carry Promissory Note, dated September 7, 2001, in the principal amount of $42,587 made by Jack Pearlstein payable to DigitalNet Holdings, Inc.
**10.11	Free Transferability Agreement, dated as of September 25, 2002, by and between DigitalNet Holdings, Inc., and Jack Pearlstein
**10.12
Amended and Restated Senior Management Agreement, made as of January 23, 2003, among DigitalNet Holdings, Inc., DigitalNet, Inc., DigitalNet Government Solutions, LLC, and Steven Hanau as supplemented on March 28, 2003
**10.13	Promissory Note, dated January 10, 2002, in the principal amount of $34,650 made by Steven Hanau payable to DigitalNet Holdings, Inc.
**10.14	Executive Stock Pledge Agreement, made as of January 10, 2002, between Steven Hanau and DigitalNet Holdings, Inc.
**10.15	Stock Purchase Agreement, made as of January 10, 2002, between DigitalNet Holdings, Inc., Jack Pearlstein and Ken S. Bajaj
**10.16	Stock Purchase Agreement, made as of February 15, 2002, between DigitalNet Holdings, Inc., Jack Pearlstein and Ken S. Bajaj
**10.17	Stock Purchase Agreement, made as of September 20, 2002, between DigitalNet Holdings, Inc., Jack Pearlstein and Ken S. Bajaj
**10.18	Purchase Agreement, dated September 27, 2002, by and among GetronicsWang Co. LLC, Getronics Government Solutions, L.L.C., DigitalNet Holdings, Inc. and DigitalNet Inc.
**10.19	Escrow Agreement, dated as of November 26, 2002, by and among GetronicsWang Co. LLC, DigitalNet, Inc., and State Street Bank and Trust Co.
**10.20	Master Agreement for Transitional Services, dated November 26, 2002, by and between GetronicsWang Co. LLC and Getronics Government Solutions, L.L.C.
**10.21
Amended and Restated Credit Agreement, dated as of July 3, 2003, among DigitalNet, Inc., DigitalNet Holdings, Inc., Bank of America, N.A., Madison Capital Funding LLC and the other lenders party thereto
**10.22	DigitalNet Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan
**10.23	Form of Getronics Government Solutions, L.L.C. Special Severance Plan
**10.24	Getronics Government Solutions, L.L.C. 2002 Short Term Incentive Program Plan Document for Executive and Staff Management, dated January 1, 2002
**10.25	Agreement of Lease made September 30, 1991 between The KMS Group, Inc. and J.G. Van Dyke & Associates, Inc. (as amended)
**10.26	Office Space Lease dated as of July 7, 2000 between JACO Horse Pen II LLC and Wang Government Services, Inc. (as amended)

**10.27	Lease dated as of July 1, 1996 between RJR Ventures Limited Partnership and Wang Laboratories, Inc. (as amended)
**10.28	Letter Agreement by and between DigitalNet Holdings, Inc. and Getronics Wang Co. LLC, dated February 28, 2003
**10.29	Professional Services Management, dated as of September 2001, between GTCR Golder Rauner, L.L.C. and DigitalNet, Inc.
**10.30
Purchase Agreement, dated as of June 27, 2003, by and among DigitalNet, Inc., DigitalNet Holdings, Inc., DigitalNet Government Solutions, LLC and Banc of America Securities LLC, Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.
**12.1	Statement regarding calculation of ratio of earnings to fixed charges
**21.1	List of Subsidiaries of DigitalNet Holdings, Inc.
**23.1	Consent of Ernst & Young LLP
*23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1 above)
**23.3	Consent of Government Electronics and Information Technology Association
**23.4	Consent of INPUT
**24.1	Power of Attorney (included on signature page of this registration statement)
**25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank Minnesota, National Association to act as Trustee under the Indenture
**99.1	Form of Letter of Transmittal
**99.2	Form of Notice of Guaranteed Delivery
**99.3	Form of Exchange Agent Agreement
**99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
**99.5	Form of Letter to Clients.

*
To be filed by amendment.

**
Previously filed.

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX